ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF

                           GOLDEN HAND RESOURCES INC.

     The undersigned under the Washington Business Corporation Act, hereby adopts the following Articles of Incorporation.


     1. The name of the Corporation (hereinafter referred to as the "Corporation") is GOLDEN HAND RESOURCES INC.

     2. The articles of incorporation of the Corporation is hereby amended by replacing Article First, in its entirety, with the following:

     "FIRST:  The name of the Corporation is "BRAINSTORM CELL THERAPEUTICS INC."

The amendment of the articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors with the required Sections of the Washington statutes.

These Amended Articles of Incorporation shall become effective upon filing.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Yaffa Beck, its President and CEO, this 15th day of November, 2004.




                                              /s/ Yaffa Beck
                                              -----------------------
                                              Yaffa Beck